December 4, 2008

Investor Frequently Asked Questions (FAQ) Regarding NYSE Listing Requirements

On November 13, 2008, Coeur d’Alene Mines Corp (NYSE:CDE) (TSX:CDM)(ASX;CXC) issued a press release titled, “Coeur Notified by NYSE of Continued Listing Standards.”

Has Coeur been de-listed from the NYSE?
Coeur continues to be listed on the NYSE. Coeur issued the press release because it was notified by the New York Stock Exchange (NYSE) that it was not in compliance with an NYSE continued listing standard in that the average price of its stock had fallen below $1.00 per share for a consecutive 30 trading-day period.

NYSE-listed companies generally have a period of six months, subject to possible extension, to bring their average share price back above $1.00, or, if necessary, a company may seek shareholder approval of an action to cure the deficiency at its next annual meeting.

Under the NYSE rules, the Company’s common stock will continue to be listed on the NYSE during the cure period, subject to the Company’s compliance with other NYSE continued listing requirements. Coeur has notified the NYSE that it intends to cure the deficiency and comply with the price condition.

How does Coeur intend to comply with the price condition?
We look forward to executing on our business plan in 2009, which includes 63% production growth in 2009 (over 2008). In 2009 we expect to produce 20 million ounces of silver, which includes a full year of production at San Bartolome and the startup of Palmarejo in the first quarter of 2009. These long life, low cost assets are expected to assist us in growing our cash flows next year, which we are confident should be favorably reflected in the stock price. We therefore believe this should render unnecessary the pursuit of an action requiring shareholder approval at the 2009 annual meeting.

Does this notification affect any existing operations or agreements?
No. Coeur’s Securities and Exchange Commission reporting requirements, agreements and other debt obligations are unaffected by this notification.

Does this notification affect listing status on the TSX or ASX?
No.

Cautionary Statement
This document contains forward-looking statements within the meaning of securities legislation in the United States, Canada, and Australia, including statements regarding anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur. Operating, exploration and financial data, and other statements in this presentation are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC, the Canadian securities regulators, and the Australian Securities Exchange, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.